Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

by and among

FINNOVATE ACQUISITION CORP.,

FINNOVATE SPONSOR, LP

and

SUNORANGE LIMITED

Dated as of April 27, 2023

EXHIBITS

Exhibit A Form of Second Amended and Restated Partnership Agreement

Exhibit B Form of Letter Agreement with EarlyBirdCapital, Inc

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT, dated as of April 27, 2023 (this “Agreement”) is made by and among Finnovate Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), Finnovate Sponsor, LP, a Delaware limited partnership (the “Sponsor”), and Sunorange Limited, a British Virgin Islands company (the “Investor”). The SPAC, the Sponsor and the Investor shall be referred to herein from time to time individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

BACKGROUND

WHEREAS, the SPAC is a blank check company incorporated as a Cayman Islands exempted company on March 15, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (each, a “Business Combination”);

WHEREAS, pursuant to the Organizational Documents of the SPAC, the SPAC is required to consummate a Business Combination by no later than May 8, 2023 (the “Initial Termination Date”);

WHEREAS, on the terms and subject to the conditions set forth herein, the Parties desire for the SPAC to submit a proposal to the SPAC (the “SPAC Shareholders”) to approve an extension of time to consummate a Business Combination (the “Extension”) at a duly convened meeting of the SPAC Shareholders;

WHEREAS, at the Closing and in connection with funding the payment to the Trust Account in connection with the Extension, the Investor desires to contribute to the Sponsor, through one or more capital contributions to the Sponsor on or after the date hereof, an aggregate amount in cash of up to $1,200,000 (the “Investment Contribution”), which amount will be loaned to the SPAC in accordance with a Promissory Note to be entered into at Closing, the Sponsor will: (i) enter into the New Partnership Agreement admitting the Investor, (ii) recapitalize its existing partnership interests in accordance with the New Partnership Agreement such that the Investor and/or its designees will have partnership interests entitling it to 82.5% of the Founder Shares held by Sponsor and 70% of the Private Warrants; (iii) receive from the SPAC Independent Directors 82.5% of the Founder Shares held by such individuals; (iv) admit and appoint an entity designated by the Investor as its general partner; and (v) issue to the Investor and its designees those interests in the Sponsor set forth in the New Partnership Agreement; and

1

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Action” means any suit, litigation, arbitration, claim, action or proceeding by or before a Governmental Entity or arbitrator of competent jurisdiction.

“Additional SEC Reports” has the meaning set forth in Section 3.7(a).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by Contract or otherwise).

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Documents” means, collectively, each agreement, document, instrument or certificate to be delivered pursuant to Sections 7.1. 7.2 and 7.3 (other than the New Partnership Agreement).

“Business Combination” has the meaning set forth in the Recitals.

“Business Day” means each day that is not a day on which banking institutions in the city of New York, New York, are authorized or obligated by Law or Order to close.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of March 20, 2023, by and between the SPAC and Investor.

“Contract” means, with respect to any Person, any written agreement, contract, lease, license or other commitment, in each case, that is legally binding on such Person.

“Effect” has the meaning set forth in the definition of “Material Adverse Effect”.

“Equity Securities” means, as applicable, (a) any capital stock, membership interests, partnership interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, partnership interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, partnership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, partnership interests other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

2

“Extended Termination Date” has the meaning set forth in the definition of “Extension Proposal”.

“Extension Proposal” means the extension of the date by which the SPAC has to consummate a business combination (the “Termination Date”) from the Initial Termination Date to May 8, 2024 (the “Extended Termination Date”).

“Founder Shares” means the 4,312,500 shares of Class B ordinary shares of the SPAC held by the Sponsor and certain SPAC directors as of the date hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“General Enforceability Exceptions” has the meaning set forth in Section 3.2.

“Governmental Entity” means any United States or non-United States (a) federal, national, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Initial Investment Contribution” has the meaning set forth in Section 2.1.

“Investment Contribution” has the meaning set forth in the Recitals.

“Investment Loan” has the meaning set forth in the Recitals.

“Investor” has the meaning set forth in the Preamble.

“Knowledge of the SPAC” means, as of any applicable determination time, the actual knowledge of the SPAC’s executive officers and directors, assuming reasonable due inquiry of their direct reports.

“Knowledge of the Sponsor” means, as of any applicable determination time, the actual knowledge of David Gershon, assuming reasonable due inquiry of their direct reports.

“Law” means any U.S. federal, state, local or non-U.S. statute, law, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

3

“Lien” means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or lien. “Lien” shall not be deemed to include any license, option or covenant of, or other contractual obligation with respect to, Intellectual Property.

“Material Adverse Effect” means any event, change, occurrence, development or condition (each, an “Effect”) that, individually or in the aggregate with all other Effects, has had, or would reasonably be expected to have, a material adverse effect on (a) the business, financial condition or results of operations of the Sponsor or the SPAC or (b) the ability of the Sponsor or the SPAC to consummate the transactions contemplated hereby in accordance with the terms of this Agreement.

“Material SPAC Agreements” has the meaning set forth in Section 3.12(a).

“Material Sponsor Agreements” has the meaning set forth in Section 4.12(a).

“Nasdaq” means the Nasdaq Stock Market LLC.

“New Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of the Sponsor, in the form attached hereto as Exhibit A.

“Order” means any outstanding writ, order, judgment, injunction, settlement, decision, award, ruling, subpoena, verdict or decree entered, issued, made or rendered by any Governmental Entity of competent jurisdiction.

“Organizational Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its legal affairs. For example, with respect to any limited liability company, the certificate or articles of formation and limited liability company agreement or operating agreement of such company; with respect to any corporation, the certificate or articles of incorporation and the bylaws of such corporation; and with respect to any general partnership or limited partnership, the certificate of partnership or certificate of limited partnership, as applicable, and the partnership agreement or limited partnership agreement, as applicable, of such general partnership or limited partnership.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Permits” has the meaning set forth in Section 3.6(b).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Private Warrants” means the 8,800,000 private placement warrants of the SPAC that are issued and outstanding as of the date hereof.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

4

“Required SPAC Shareholder Approvals” means the approval of the Extension Proposal and other proposals proposed to the SPAC Shareholders at the Shareholders Meeting by the affirmative vote of the holders of the requisite number of SPAC Shares entitled to vote thereon, whether in person or by proxy at the Shareholders Meeting (or any adjournment or postponement thereof), in accordance with the Organizational Documents of the SPAC and applicable Law.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.7(a).

“SPAC” has the meaning set forth in the Preamble.

“SPAC Acquisition Proposal” means any direct or indirect acquisition (or other business combination), in one or a series of related transactions, by the SPAC or the Sponsor (a) of or with an unaffiliated entity or (b) of all or a material portion of the assets, Equity Securities or businesses of an unaffiliated entity (in the case of each of clause (a) and (b), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise).

“SPAC Class A Common Shares” means the Class A ordinary share of the SPAC, par value of $0.0001 per share.

“SPAC Class B Common Shares” means the Class B ordinary share of the SPAC, par value of $0.0001 per share.

“SPAC Common Shares” means, collectively, the SPAC Class A Common Shares and the SPAC Class B Common Shares.

“SPAC Disclosure Schedules” means the SPAC Disclosure Schedules delivered to the Investor on the date hereof.

“SPAC Fundamental Representations” means the representations and warranties expressly set forth in Section 3.1(a) (Organization), Section 3.2 (Authorization), Section 3.3 (Capitalization), Section 3.9 (Brokers and Finders), Section 4.1(a) (Organization), Section 4.3 (Capitalization) and Section 4.9 (Brokers and Finders).

“SPAC Independent Directors” means Mitch Garber, Gustavo Schwed and Nadav Zohar.

“SPAC Preferred Share” means the preference share of the SPAC, par value of $0.0001 per share.

“SPAC Related Party” has the meaning set forth in Section 3.11.

“SPAC Related Contracts” has the meaning set forth in Section 3.12.

“SPAC Related Party Transaction” has the meaning set forth in Section 3.11.

“SPAC Shareholders” has the meaning set forth the Recitals.

5

“SPAC Shares” means, collectively, the SPAC Class A Common Shares, the SPAC Class B Common Shares and the SPAC Preferred Shares.

“SPAC Private Warrants” means the 8,800,000 warrants issued in the private placement that closed concurrently with the SPAC’s initial public offering, each warrant entitling the holder to purchase one SPAC Class A Common Share at a price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement.

“SPAC Public Warrants” means the 12,937,500 warrants issued in the SPAC’s initial public offering, each warrant entitling the holder to purchase one SPAC Class A Common Share at a price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Disclosure Schedules” means the Sponsor Disclosure Schedules delivered to the Investor on the date hereof.

“Sponsor Related Party” has the meaning set forth in Section 4.11.

“Sponsor Related Party Contracts” has the meaning set forth in Section 4.12.

“Sponsor Related Party Transaction” has the meaning set forth in Section 4.11.

“Tax Returns” means all returns, declarations, reports, forms, estimates, information returns and statements filed or required to be filed in respect of any Taxes with a taxing authority (including any schedules or attachments thereto or amendments thereof).

“Taxes” means all U.S. federal, state, county, local, non-U.S. and other taxes, customs, duties, fees, assessments or other similar governmental charges in the nature of a tax (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes), whether disputed or not, including any amounts imposed as a transferee or successor, by contract or otherwise, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

“Terminated Commercial Arrangements” has the meaning set forth in Section 6.6.

“Termination Date” has the meaning set forth in the definition of “Extension Proposal”.

“Trust Account” has the meaning set forth in Section 3.13.

“Trust Account Deposit Amount” has the meaning set forth in Section 7.2(f).

“Trustee” has the meaning set forth in Section 3.13.

“Warrant Agreement” means that certain Warrant Agreement, dated as of November 8, 2021, by and between the SPAC and Continental Stock Transfer & Trust Company.

6

Article II

PURCHASE; CLOSING

Section 2.1 Closing Payments; Recapitalization of Sponsor. On the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a) the Sponsor shall amend and restate its limited partnership agreement into the form of the New Partnership Agreement and recapitalize its partnership interests in accordance with such New Partnership Agreement;

(b) the Investor shall invest $300,000 of the Investment Contribution (the “Initial Investment Contribution”) to the Sponsor (which the Sponsor hereby instructs the Investor to fund directly to the SPAC on its behalf in accordance with Section 2.1(e) below) in exchange for an issuance of partnership interests in the Sponsor, such that Investor and its designees will end up holding 82.5% of the Founder Shares and 70% of the Private Warrants;

(c) After Closing, the Investor shall fund up to $900,000 (the balance of the Investment Contribution) to the Sponsor (which the Sponsor shall instruct the Investor to fund directly to the SPAC on its behalf in accordance with Section 2.1(e) below) in monthly installments of $100,000 commencing on the fourth-month anniversary of the Closing Date, to the extent the SPAC requires additional time to complete a Business Combination;

(d) the Sponsor shall issue to the Investor, and the Investor shall receive from the Sponsor, the partnership interests in the Sponsor contemplated by the New Partnership Agreement free and clear of all Liens (other than those arising under applicable securities Laws); and

(e) the Sponsor shall, immediately following receipt of the Initial Investment Contribution at the Closing, loan the proceeds of the Initial Investment Contribution to the SPAC, which amount shall be deposited by wire transfer of immediately available funds into the Trust Account in accordance with the wire instructions set provided by the Sponsor to the Investor in writing.

(f) the Sponsor shall waive any rights to repayment in respect of drawdowns (totaling $550,000) made under the promissory notes of the SPAC in the principal amount of $1,500,000 dated as of May 12, 2022 (effective as of November 8, 2021) (the “Sponsor Promissory Note”), and the Sponsor Promissory Note will be cancelled.

Section 2.2 Closing. The closing of the Investment (the “Closing”) will occur by the electronic exchange of closing deliverables as promptly as reasonably practicable, but in no event later than the first (1st) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”), or at such other time and at such other place as mutually agreed upon in writing by the Parties. The date of the Closing is referred to as the “Closing Date”.

7

Section 2.3 Closing Deliveries of the Sponsor and the SPAC. At the Closing, the Sponsor shall deliver to the Investor:

(a) a duly executed counterpart signature page to the New Partnership Agreement by each of the Sponsor, Finnovate Sponsor LLC (including in its capacity as the exiting general partner of the Sponsor), certain limited partners of Sponsor identified on Schedule 2.3(a) of the Sponsor Disclosure Schedules, and certain designees of the Investor who shall become limited partners of Sponsor;

(b) letters of resignation of the directors and officers required pursuant to Section 7.2(h) hereto; and

(c) evidence of termination of all SPAC Related Party Transactions and Sponsor Related Party Transactions, and the Terminated Commercial Arrangements, in a form reasonably satisfactory to the Investor.

Section 2.4 Closing Deliveries of the Investor. At the Closing, the Investor shall deliver to the Sponsor a duly executed counterpart signature page to the New Partnership Agreement.

Section 2.5 Withholding. Notwithstanding anything in this Agreement to the contrary, Investor and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the applicable law. To the extent that amounts are so deducted and withheld, such amounts shall be remitted to the appropriate taxing authority and treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made; provided, however, that the Investor shall deposit the full amount of the Trust Account Deposit Amount into the Trust when and if required hereunder.

Article III

REPRESENTATIONS AND WARRANTIES OF THE SPAC

Except as set forth in (a) the SPAC Disclosure Schedules or (b) the SEC Reports filed or furnished by the SPAC prior to the date hereof (excluding any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature), the SPAC hereby represents and warrants to the Investor as of the date hereof and as of the Closing as follows:

Section 3.1 Organization.

(a) The SPAC is an exempted company duly incorporated validly existing and in good standing under the Laws of the Cayman Islands. The SPAC has the requisite exempted company power and authority to own, lease and operate its properties and to carry on its business as presently conducted, except as would not have a Material Adverse Effect.

8

(b) The SPAC is duly organized, qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except as would not have a Material Adverse Effect.

Section 3.2 Authorization. The SPAC has all exempted company power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated by this Agreement and such Ancillary Documents. The execution and delivery of this Agreement, the Ancillary Documents to which the SPAC is a party and the consummation by the SPAC of the transactions contemplated by this Agreement and such Ancillary Documents have been duly authorized by all necessary corporate action on the part of the SPAC. This Agreement and the Ancillary Documents to which the SPAC is a party, assuming due authorization, execution and delivery of this Agreement and the applicable Ancillary Documents by the other parties hereto or thereto, as applicable, constitute valid and binding obligations of the SPAC, enforceable against the SPAC in accordance with their respective terms, except as such enforceability may be limited by the applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (the “General Enforceability Exceptions”).

Section 3.3 Capitalization.

(a) The authorized capital stock of the SPAC consists of (i) 500,000,000 SPAC Class A Common Shares, (ii) 50,000,000 SPAC Class B Common Shares and (iii) 5,000,000 SPAC Preferred Shares, of which (A) 17,400,000 SPAC Class A Common Shares are issued and outstanding as of the date of this Agreement, (B) 4,312,500 SPAC Class B Common Shares are issued and outstanding as of the date of this Agreement, and (C) no SPAC Preferred Shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding SPAC Common Shares (x) have been duly authorized and validly issued and are fully paid and non-assessable, (y) were issued in compliance in all material respects with applicable Law and the Organizational Documents of the SPAC and (z) were not issued in breach or violation of any preemptive rights or Contract. The SPAC has duly authorized and validly issued 12,937,500 SPAC Public Warrants and 8,800,00 SPAC Private Warrants, each of which entitle the holder thereof to purchase SPAC Class A Common Shares at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement.

(b) Except as set forth in Section 3.3(a), there are (i) no options, warrants, calls, rights, convertible securities or Contracts to which the SPAC is a party or by which the SPAC is bound requiring the SPAC to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Securities of the SPAC or requiring the SPAC to grant, extend or enter into any such option, warrant, call or right to acquire any Equity Securities of the SPAC, (ii) no executory Contract requiring the SPAC to repurchase, redeem or otherwise acquire any Equity Securities of the SPAC, (iii) no outstanding debt securities of any kind convertible into or exchangeable or exercisable for Equity Securities of the SPAC, (iv) no preemptive rights or rights of first offer or refusal or similar rights with respect to any Equity Securities of the SPAC and (v) no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of the SPAC.

9

Section 3.4 Non-Contravention; Governmental Approvals. No notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary for the execution or delivery by the SPAC of this Agreement, the Ancillary Documents to which the SPAC is a party or the consummation by the SPAC of the transactions contemplated by this Agreement or such Ancillary Documents, except for those that would not have a Material Adverse Effect. Neither the execution or delivery by the SPAC of this Agreement or the Ancillary Documents to which it is a party nor the consummation by the SPAC of the transactions contemplated by this Agreement or such Ancillary Documents will (a) conflict with or result in any breach of any provision of the Organizational Documents of the SPAC, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which the SPAC is a party, (c) violate any applicable Order or Law of any Governmental Entity having jurisdiction over the SPAC or (d) except as contemplated by this Agreement or the Ancillary Documents, result in the creation of any Lien upon any material assets or properties of the SPAC(other than those arising under applicable securities Laws), except, in the case of any of clauses (b) through (d) above, as would not have a Material Adverse Effect.

Section 3.5 Litigation. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the SPAC, there is no, and since December 31, 2022, there has not been, any Action pending or, to the Knowledge of the SPAC, threatened in writing against the SPAC. The SPAC is not subject to or bound by any outstanding Order that is or would reasonably be expected to be, individually or in the aggregate, material to the SPAC.

Section 3.6 Compliance with Laws; Permits; No Defaults.

(a) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the SPAC, the SPAC is not, and since December 31, 2022 has not been, in non-compliance with any Laws applicable to the SPAC.

(b) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the SPAC, (i) the SPAC holds all permits, licenses, and authorizations from Governmental Entities necessary to own, lease and operate its properties and conduct its business as currently conducted (collectively, the “Permits”) and (ii) each Permit is valid and in full force and effect either pursuant to its terms or by operation of law and no Governmental Entity has, to the Knowledge of the SPAC, commenced an Action to revoke or suspend any Permit that is pending.

10

Section 3.7 SEC Reports; Financial Statements; Undisclosed Liabilities.

(a) The SPAC has filed or furnished all required registration statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC prior to the date of this Agreement (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, reports, schedules, forms, statements and other documents required to be filed or furnished by with the SEC subsequent to the date of this Agreement (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Additional SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the Closing Date, then on the date of such subsequent filing) and none of the Additional SEC Reports as of their respective dates (or if amended or superseded by a filing prior to the Closing Date, then on the date of such subsequent filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for the SEC SPAC Accounting Changes (as defined below), the financial statements of the SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, and were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of complete footnotes) in all material respects the financial position of the SPAC as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. The SPAC does not have any material off-balance sheet arrangements that are not disclosed in the SEC Reports.

(b) The SPAC has no liabilities that would be required by GAAP to be reflected on a consolidated balance sheet of the SPAC, other than liabilities (i) that have arisen since the date of the most recent balance sheet included in the SEC Reports in the ordinary course of business (none of which relates to a breach of Contract, breach of warranty, tort, infringement or violation of applicable Law or Order) or (ii) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

(c) Except as set forth in Section 3.7(c) of the SPAC Disclosure Schedules, the SPAC has no obligations for indebtedness for borrowed money.

(d) The SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the SPAC is made known to the SPAC’s principal executive officer and its principal financial officer. Such disclosure controls and procedures are effective in timely alerting the SPAC’s principal executive officer and principal financial officer to material information required to be included in the SPAC’s financial statements included in the SPAC’s periodic reports required under the Exchange Act.

(e) The SPAC has established and maintains systems of internal accounting controls that are designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the SPAC’s assets. The SPAC maintains books and records of the SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the SPAC in all material respects.

11

(f) Except for any changes (including any required revisions to or restatements of the financial statements of the SPAC or the SEC Reports) to (A) the SPAC’s historical accounting of the SPAC Warrants as equity rather than as liabilities that may have been required as a result of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies that was issued by the SEC on April 12, 2021, and related guidance by the SEC or (B) the SPAC’s accounting or classification of the SPAC’s outstanding redeemable shares as temporary, as opposed to permanent, equity that may have been required as a result of related statements by the SEC staff or recommendations or requirements of the SPAC’s auditors (clauses (A) and (B), collectively, “SEC SPAC Accounting Changes”),there is no (i) “significant deficiency” in the internal controls over financial reporting of the SPAC, as defined by the Public Company Accounting Oversight Board (the “PCAOB”) (ii) “material weakness” in the internal controls over financial reporting of the SPAC, as defined by the PCAOB, or (iii) fraud, whether or not material, that involves management or other employees of the SPAC who have a significant role in the internal controls over financial reporting of the SPAC.

Section 3.8 Absence of Developments. Since the date of the most recent balance sheet included in the SEC Reports, no Material Adverse Effect has occurred. From the date of the Recent Balance Sheet through the date of this Agreement, except (x) as set forth in Section 3.8 of the SPAC Disclosure Schedules and (y) for the negotiation, preparation or execution of this Agreement or the Ancillary Documents, the performance by the SPAC of its covenants or agreements set forth this Agreement or any Ancillary Documents to which the SPAC is a party or the consummation by the SPAC of the transactions contemplated this Agreement or such Ancillary Documents :

(a) redeemed, repurchased or repaid any Equity Securities of the SPAC;

(b) (i) made any loans, advances or capital contributions to, or guarantees for the benefit of, or other investment in, any other Person (including, for the avoidance of doubt, any SPAC Related Party), or (ii) canceled or forgiven any debts owed to or material claims held by it (including, for the avoidance of doubt, any debts owed by, or material claims held against, any SPAC Related Party), other than, in the case of clause (i), (B) the reimbursement of expenses of employees or other service providers in the ordinary course of business;

(c) made (i) any material payments to any SPAC Related Party (including pursuant to any SPAC Related Party Transaction), or (ii) any material amendments or modifications to Contracts that constitute SPAC Related Party Transactions;

(d) authorized, recommended, proposed or announced an intention to adopt, or otherwise effected, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving the SPAC;

(e) except as contemplated in connection with the Required SPAC Shareholder Approvals, adopted any amendments or modifications to the Organizational Documents of the SPAC; and

12

(f) settled or compromised any Action (i) the performance of which would be reasonably likely to involve any payments by the SPAC in excess of $10,000 after the date of this Agreement, or (ii) that imposes any material, non-monetary obligations on the SPAC after the date of this Agreement.

Section 3.9 Brokers and Finders. Except as set forth in Section 3.9 of the SPAC Disclosure Schedules, the SPAC has not engaged any broker or finder or incurred any liability for any financial advisory fee, brokerage fee, commission or finder’s fee, in each case, in connection with this Agreement or the transactions contemplated hereby.

Section 3.10 Taxes. SPAC has (a) filed all income and other material Tax Returns required to have been filed by it (taking into account any validly obtained extensions) and all such Tax Returns are true, correct and complete in all material respects, (b) timely paid all income and other material Taxes due and payable by it, and (c) complied in all material respects with all applicable Laws relating to the withholding of Taxes and timely collected or withheld and paid over to the proper Governmental Entity all material amounts required to be so collected or withheld and paid over by it. The SPAC is not the subject of any current Action with regard to any Taxes, and there are no Liens for Taxes upon the assets of the SPAC (other than Liens for Taxes not yet due and payable).

Section 3.11 Related Party Transactions. Except as set forth in Section 3.11 of the SPAC Disclosure Schedules, no officer, member of the board of directors (or similar governing body) or Affiliate of the SPAC or, to the Knowledge of the SPAC, any immediate family member of the foregoing, (a) has any material outstanding indebtedness for borrowed money to the SPAC (other than in connection with ordinary course expense advances and similar arrangements), (b) owns any material property or asset used in the businesses of the SPAC or (c) is party to any executory Contract or transaction with the SPAC under which the SPAC has any continuing obligations (other than those pursuant to an ordinary course employment or similar agreements or arrangements or any grant, award or similar agreement relating to the terms of any Equity Securities of the SPAC) (any of the foregoing, a “SPAC Related Party Transaction” and each such Person referred to in this Section 3.11, a “SPAC Related Party”).

Section 3.12 Material SPAC Contracts.

(a) Section 3.12 of the SPAC Disclosure Schedules sets forth a list of the following Contracts to which the SPAC is, as of the date of this Agreement, party or bound by (excluding this Agreement, the Ancillary Documents and the New Partnership Agreement) (such Contracts, collectively, the “Material SPAC Agreements”):

(i) all Contracts containing (A) a covenant that prohibits in any material respect the ability of the SPAC from engaging in any line of business or competing with any non-affiliated Person or (B) exclusivity, “most favored nation” or similar provisions in favor of any non-affiliated Person;

(ii) all Contracts that govern any partnership or joint venture arrangement with any Person;

13

(iii) all Contracts that relate to the future disposition or acquisition of material assets or properties by the SPAC, except for any Contract related to the transactions contemplated hereby (other than non-disclosure agreements entered into in the ordinary course of business which do not contain exclusivity or other similar provisions);

(iv) any Contract under which the SPAC is lessee of or holds or operates, in each case, any tangible property (other than real property) owned by any other Person;

(v) any Contracts with any directors, officers, employees or other consultants or individual service providers of the SPAC;

(vi) all Contracts pursuant to which the SPAC has incurred as of the date of this Agreement, or may incur pursuant to the express terms thereof, indebtedness for borrowed money;

(vii) any settlement, conciliation or similar Contract (A) the performance of which would involve any payments by the SPAC after the date of this Agreement or (B) that imposes any material, non-monetary obligations on the SPAC after the date of this Agreement;

(viii) all Contracts that constitute SPAC Related Party Transactions (each, a “SPAC Related Party Contract”); and

(ix) any other Contract the performance of which requires annual payments to or from the SPAC and that is not terminable without penalty or payment upon less than thirty (30) days’ prior written notice by the SPAC.

(b) (i) Each of the Material SPAC Agreements is in full force and effect and constitutes a valid, binding and enforceable obligation of the SPAC party thereto and, to the Knowledge of the SPAC, the other parties thereto (in each case, subject to General Enforceability Exceptions), (ii) the SPAC has not received written notice that it is or is alleged to be in breach of or default under any Material SPAC Agreement, and (iii) the SPAC has not received written notice that any counterparty is in breach of or default under any Material SPAC Agreement, except, in the case of any of clauses (i) through (iii) above, as is not and would not reasonably be expected to be, individually or in the aggregate, material to the SPAC.

Section 3.13 Trust Account. As of the date hereof, the SPAC has at least one hundred seventy-six million dollars ($176,000,000) (the “Trust Amount”) in the trust account established by the SPAC (the “Trust Account”) pursuant to that certain Investment Management Trust Agreement, dated as of November 8, 2021 (the “Trust Agreement”), by and between the SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 or are held in one or more demand deposit accounts, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of the SPAC, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by the SPAC or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by the SPAC. The SPAC is not a party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the forms, reports, schedules, registration statements and other documents filed by the SPAC with the SEC, including all amendments, modifications and supplements thereto to be inaccurate in any material respect or (b) explicitly by their terms, entitle any person (other than (i) SPAC Shareholders who shall have exercised their rights to redeem their SPAC Class A Common Shares, (ii) the underwriters of the SPAC’s initial public offering, who are entitled to the Deferred Discount (as such term is defined in the Trust Agreement) and (iii) the SPAC, with respect to income earned on the proceeds in the Trust Account to cover any of its income tax obligations and up to one hundred thousand ($100,000) of interest on such proceeds to pay dissolution expenses), to any portion of the proceeds in the Trust Account. Since November 8, 2021, the SPAC has not released any money from the Trust Account, except in accordance with the Trust Agreement and Organizational Documents of the SPAC. There are no Actions (or to the Knowledge of the SPAC, investigations) pending or, to the Knowledge of the SPAC, threatened with respect to the Trust Account.

14

Section 3.14 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE INVESTOR OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE III (IN THE CASE OF THE SPAC) OR ARTICLE V (IN THE CASE OF THE SPONSOR), NONE OF THE SPAC, THE SPONSOR OR ANY OTHER PERSON MAKES, AND EACH OF THE SPAC AND THE SPONSOR EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS, THE NEW PARTNERSHIP AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE SPONSOR

Except as set forth in the Sponsor Disclosure Schedules, the Sponsor hereby represents and warrants to the Investor as of the date hereof and as of the Closing as follows:

Section 4.1 Organization.

(a) The Sponsor is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Sponsor has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as presently conducted, except as would not have a Material Adverse Effect.

(b) The Sponsor is duly organized, qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except as would not have a Material Adverse Effect.

15

Section 4.2 Authorization. The Sponsor has all corporate power and authority to execute and deliver this Agreement, the Ancillary Documents to which it is a party and the New Partnership Agreement and to consummate the transactions contemplated by this Agreement, such Ancillary Documents and the New Partnership Agreement. The execution and delivery of this Agreement, the Ancillary Documents to which the Sponsor is a party and the New Partnership Agreement and the consummation by the Sponsor of the transactions contemplated by this Agreement, such Ancillary Documents and the New Partnership Agreement have been duly authorized by all necessary limited liability company action on the part of the Sponsor. This Agreement, the Ancillary Documents to which the SPAC is a party and the New Partnership Agreement, assuming due authorization, execution and delivery of this Agreement, the applicable Ancillary Documents and the New Partnership Agreement by the other parties hereto or thereto, as applicable, constitute valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with their respective terms, except as such enforceability may be limited by the General Enforceability Exceptions.

Section 4.3 Capitalization.

(a) Section 4.3(a) of the Sponsor Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding Equity Securities of the Sponsor. All of the issued and outstanding Equity Securities of the Sponsor (i) have been duly authorized and validly issued, (ii) were issued in compliance in all material respects with applicable Law and the Organizational Documents of the Sponsor and (iii) were not issued in breach or violation of any preemptive rights or Contract.

(b) Except as set forth in Section 4.3(a) of the Sponsor Disclosure Schedules, there are (i) no options, warrants, calls, rights, convertible securities or Contracts to which the Sponsor is a party or by which the Sponsor is bound requiring the Sponsor to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Securities of the Sponsor or requiring the Sponsor to grant, extend or enter into any such option, warrant, call or right to acquire any Equity Securities of the Sponsor, (ii) no executory Contract requiring the Sponsor to repurchase, redeem or otherwise acquire any Equity Securities of the Sponsor, (iii) no outstanding debt securities of any kind convertible into or exchangeable or exercisable for Equity Securities of the Sponsor, (iv) no preemptive rights or rights of first offer or refusal or similar rights with respect to any Equity Securities of the Sponsor and (v) no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of the Sponsor.

16

Section 4.4 Non-Contravention; Governmental Approvals. No notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary for the execution or delivery by the Sponsor of this Agreement, the Ancillary Documents to which the Sponsor is a party or the New Partnership Agreement or the consummation by the Sponsor of the transactions contemplated by this Agreement, such Ancillary Documents, except for those that would not have a Material Adverse Effect. Neither the execution of the New Partnership Agreement by the Sponsor of this Agreement, the Ancillary Documents to which it is a party or the New Partnership Agreement nor the consummation by the Sponsor of the transactions contemplated by this Agreement or such Ancillary Documents will (a) conflict with or result in any breach of any provision of the Organizational Documents of the Sponsor, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which the Sponsor is a party, (c) violate any applicable Order or Law of any Governmental Entity having jurisdiction over the Sponsor or (d) except as contemplated by this Agreement or the Ancillary Documents, result in the creation of any Lien upon any material assets or properties of the Sponsor (other than those arising under applicable securities Laws), except, in the case of any of clauses (b) through (d) above, as would not have a Material Adverse Effect.

Section 4.5 Litigation. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Sponsor, there is no, and since March 11, 2021 there has not been, any Action pending or, to the Knowledge of the Sponsor, threatened in writing against the SPAC. The Sponsor is not subject to or bound by any outstanding Order that is or would reasonably be expected to be, individually or in the aggregate, material to the Sponsor.

Section 4.6 Compliance with Laws; Permits; No Defaults.

(a) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Sponsor, the Sponsor is not, and since March 11, 2021 has not been, in non-compliance with any Laws applicable to the Sponsor.

(b) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Sponsor, (i) the Sponsor holds all Permits necessary to own, lease and operate its properties and conduct its business as currently conducted and (ii) each Permit is valid and in full force and effect either pursuant to its terms or by operation of law and no Governmental Entity has, to the Knowledge of the Sponsor, commenced an Action to revoke or suspend any Permit that is pending.

Section 4.7 Undisclosed Liabilities.

(a) The Sponsor has no liabilities that would be required by GAAP to be reflected on a consolidated balance sheet of the Sponsor, other than liabilities (i) that have arisen since the date of the most recent balance sheet in the ordinary course of business (none of which relates to a breach of Contract, breach of warranty, tort, infringement or violation of applicable Law or Order) or (ii) incurred in connection with the negotiation, preparation or execution of this Agreement, any Ancillary Document or the New Partnership Agreement, the performance of its covenants or agreements in this Agreement, any Ancillary Document or the New Partnership Agreement or the consummation of the transactions contemplated hereby or thereby.

(b) Except as set forth in Section 4.7(b) of the Sponsor Disclosure Schedules, the Sponsor has no obligations for indebtedness for borrowed money.

17

Section 4.8 Absence of Developments. Since the date of its most recent balance sheet, (i) no Material Adverse Effect has occurred and (ii) except (x) as set forth in Section 4.8 of the Sponsor Disclosure Schedules and (y) for the negotiation, preparation or execution of this Agreement, the Ancillary Documents or the New Partnership Agreement, the performance by the Sponsor of its covenants or agreements set forth this Agreement, any Ancillary Documents to which the SPAC is a party or the New Partnership Agreement or the consummation by the Sponsor of the transactions contemplated this Agreement, such Ancillary Documents or the New Partnership Agreement:

(a) redeemed, repurchased or repaid any Equity Securities of the Sponsor;

(b) (i) made any loans, advances or capital contributions to, or guarantees for the benefit of, or other investment in, any other Person (including, for the avoidance of doubt, any Sponsor Related Party), or (ii) canceled or forgiven any debts owed to or material claims held by it (including, for the avoidance of doubt, any debts owed by, or material claims held against, any Sponsor Related Party), other than, in the case of clause (i), (B) the reimbursement of expenses of employees or other service providers in the ordinary course of business;

(c) made (i) any material payments to any Sponsor Related Party (including pursuant to any Sponsor Related Party Transaction), or (ii) any material amendments or modifications to Contracts that constitute Sponsor Related Party Transactions;

(d) authorized, recommended, proposed or announced an intention to adopt, or otherwise effected, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving the Sponsor;

(e) adopted any amendments or modifications to the Organizational Documents of the Sponsor; and

(f) settled or compromised any Action (i) the performance of which would be reasonably likely to involve any payments by the Sponsor in excess of $10,000 after the date of this Agreement, or (ii) that imposes any material, non-monetary obligations on the Sponsor after the date of this Agreement.

Section 4.9 Brokers and Finders. Except as set forth in Section 4.9 of the Sponsor Disclosure Schedules, the Sponsor has not engaged any broker or finder or incurred any liability for any financial advisory fee, brokerage fee, commission or finder’s fee, in each case, in connection with this Agreement or the transactions contemplated hereby.

Section 4.10 Taxes. Sponsor has (a) timely filed all income and other material Tax Returns required to have been filed by it (taking into account any validly obtained extensions) and all such Tax Returns are true, correct and complete in all material respects, (b) timely paid all income and other material Taxes due and payable by it, and (c) complied in all material respects with all applicable Laws relating to the withholding of Taxes and timely collected or withheld and paid over to the proper Governmental Entity all material amounts required to be so collected or withheld and paid over by it. The Sponsor is not the subject of any current Action with regard to any Taxes, and there are no Liens for Taxes upon the assets of the Sponsor (other than Taxes not yet due and payable). Sponsor is, and at all times since its formation has been, properly treated as a partnership for U.S. federal and all applicable state and local income Tax purposes.

18

Section 4.11 Related Party Transactions. Except as set forth in Section 4.11 of the Sponsor Disclosure Schedules, no officer, member of the board of directors (or similar governing body) or Affiliate of the Sponsor or, to the Knowledge of the Sponsor, any immediate family member of the foregoing, (a) has any outstanding indebtedness for borrowed money to the Sponsor (other than in connection with ordinary course expense advances and similar arrangements), (b) owns any property or asset used in the businesses of the Sponsor or (c) is party to any executory Contract or transaction with the Sponsor under which the Sponsor has any continuing obligations (any of the foregoing, a “Sponsor Related Party Transaction” and each such Person referred to in this Section 4.11, a “Sponsor Related Party”).

Section 4.12 Material Sponsor Contracts.

(a) Section 4.12 of the Sponsor Disclosure Schedules sets forth a list of the following Contracts to which the Sponsor is, as of the date of this Agreement, party or bound by (excluding this Agreement, the Ancillary Documents and the New Partnership Agreement) (such Contracts, collectively, the “Material Sponsor Agreements”):

(i) all Contracts containing (A) a covenant that prohibits in any material respect the ability of the Sponsor from engaging in any line of business or competing with any non-affiliated Person or (B) exclusivity, “most favored nation” or similar provisions in favor of any non-affiliated Person;

(ii) all Contracts that govern any partnership or joint venture arrangement with any Person;

(iii) all Contracts that relate to the future disposition or acquisition of material assets or properties by the Sponsor, except for any Contract related to the transactions contemplated hereby;

(iv) any Contract under which the Sponsor is lessee of or holds or operates, in each case, any tangible property (other than real property) owned by any other Person;

(v) any Contracts with any directors, officers, employees, consultants or other individual service providers of the Sponsor;

(vi) all Contracts pursuant to which the Sponsor has incurred as of the date of this Agreement, or may incur pursuant to the express terms thereof, indebtedness for borrowed money;

(vii) any settlement, conciliation or similar Contract (A) the performance of which would involve any payments by the Sponsor after the date of this Agreement or (B) that imposes any material, non-monetary obligations on the Sponsor after the date of this Agreement;

(viii) all Contracts that constitute Sponsor Related Party Transactions (each, a “Sponsor Related Party Contract”); and

(ix) any other Contract the performance of that requires payments to or from the Sponsor following the date hereof.

19

(b) (i) Each of the Material Sponsor Agreements is in full force and effect and constitutes a valid, binding and enforceable obligation of the Sponsor party thereto and, to the Knowledge of the Sponsor, the other parties thereto (in each case, subject to General Enforceability Exceptions), (ii) the Sponsor has not received written notice that it is or alleged to be in breach of or default under any Material Sponsor Agreement, and (iii) the Sponsor has not received written notice that any counterparty is in breach of or default under any Material Sponsor Agreement, except, in the case of any of clauses (i) through (iii) above, as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Sponsor.

Section 4.13 Business Activities. The Sponsor was formed solely for the purpose of owning Equity Securities of the SPAC. Since its date of formation, the Sponsor has not conducted any business prior to the date hereof other than relating to or in connection with its ownership of Equity Securities of the SPAC.

Section 4.14 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE INVESTOR OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE III (IN THE CASE OF THE SPAC) OR THIS ARTICLE V (IN THE CASE OF THE SPONSOR), NONE OF THE SPAC, THE SPONSOR OR ANY OTHER PERSON MAKES, AND EACH OF THE SPAC AND THE SPONSOR EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS, THE NEW PARTNERSHIP AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the SPAC and the Sponsor as of the date hereof and as of the Closing as follows:

Section 5.1 Organization. The Investor is a British Virgin Islands company duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation. The Investor (a) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted and (b) is duly qualified as a foreign company for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except, in each case, as would not reasonably be expected to prevent or materially delay the Closing.

20

Section 5.2 Authorization. The Investor has all corporate power and authority to execute and deliver this Agreement, each Ancillary Document to which it is a party, the New Partnership Agreement and to consummate the transactions contemplated by this Agreement and such Ancillary Documents. The execution and delivery of this Agreement, the Ancillary Documents to which the Investor is a party and the New Partnership Agreement and the consummation by the Investor of the transactions contemplated by this Agreement and such Ancillary Documents have been duly authorized by all necessary limited liability company action on the part of the Investor. This Agreement, the Ancillary Documents to which the Investor is a party and the New Partnership Agreement, assuming due authorization, execution and delivery of this Agreement, the applicable Ancillary Documents and the New Partnership Agreement by the other parties hereto or thereto, as applicable, constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as limited by the General Enforceability Exceptions.

Section 5.3 Non-Contravention; Governmental Approvals. No notices to, filings with, or authorizations, consents or approvals of any Governmental Entity are necessary for the execution or delivery by the Investor of this Agreement, the Ancillary Documents to which the Sponsor is a party, the New Partnership Agreement or the consummation by the Investor of the transactions contemplated by this Agreement and such Ancillary Documents, except for those that would not reasonably be expected to prevent or materially delay the Closing. Neither the execution or delivery by the Investor of this Agreement, the Ancillary Documents to which it is a party or the New Partnership Agreement nor the consummation by the Investor of the transactions contemplated by this Agreement and such Ancillary Documents will (a) conflict with or result in any breach of any provision of the Investor’s Organizational Documents, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material Contract to which the Investor is a party or (c) violate any applicable Order or Law of any Governmental Entity having jurisdiction over the Investor, except, in the case of any of clauses (b) through (c), as would not reasonably be expected to prevent or materially delay the Closing.

Section 5.4 Litigation. There are no Actions pending or, to Investor’s knowledge, threatened against Investor in writing in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by this Agreement. The Investor is not subject to or bound by any outstanding Order that would reasonably be expected to prevent or materially delay the Closing.

Section 5.5 Investment Purpose. The Investor is acquiring a partnership interest in the Sponsor for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933 (the “Securities Act”); provided, however, that by making the representations in this Section 5.5, the Investor reserves the right to dispose of all or part of such partnership interest at any time in accordance with or pursuant to an available exemption under the Securities Act. The Investor acknowledges that such partnership interest has not been registered under the Securities Act or any applicable state securities Law.

Section 5.6 [Reserved.].

21

Section 5.7 Reliance on Exemptions. The Investor understands that the partnership interest in the Sponsor is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the SPAC and Sponsor are relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth in this Article V in order to determine the availability of such exemptions and the eligibility of the Investor to acquire such partnership interest.

Section 5.8 Information; Risk. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the SPAC and Sponsor and other information the Investor deemed material to making an informed investment decision regarding its purchase of a partnership interest in the Sponsor, which have been requested by the Investor and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the SPAC and Sponsor concerning the terms and conditions of the offering of the partnership interest and the merits and risks of investing in the partnership interest; (ii) access to information about each of the SPAC and Sponsor and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that each of the SPAC and Sponsor possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Investor has such knowledge, sophistication and experience in investing, business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in such partnership interest and has so evaluated the merits and risks of such investment. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of such partnership interest. Without limiting the foregoing, the Investor has carefully considered the potential risks relating to each of the SPAC and Sponsor and a purchase of such partnership interest, and fully understands that the partnership interest is a speculative investment that involves a high degree of risk of loss of the Investor’s entire investment and the Investor is able to bear the economic risk of an investment in the partnership interest and, at the present time, is able to afford a complete loss of such investment.

Section 5.9 Brokers and Finders. There is no Person acting on behalf of the Investor who is entitled to or has any claim for any financial advisory, brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby for which the SPAC or the Sponsor would be liable prior to Closing.

Section 5.10 Transaction Costs. All costs and expenses in respect of the matters contemplated by this Agreement, including the costs of the Extension and the preparation of the relevant information statement on Schedule 14F, shall be borne by the SPAC, in the event that the transactions contemplated by this Agreement are not consummated, or the Investor, in the event that such transactions are consummated, and in no event shall these costs and expenses be borne by the Sponsor.

22

Section 5.12 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE V, NONE OF THE INVESTOR OR ANY OTHER PERSON MAKES, AND THE INVESTOR EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS, THE NEW PARTNERSHIP AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article VI

COVENANTS

Section 6.1 Conduct of Business of the SPAC and the Sponsor.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Sponsor and the SPAC each shall, except in each case as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 6.1(a) of the SPAC Disclosure Schedules, or as consented to in writing by the Investor, (i) operate the business of the Sponsor and the SPAC in the ordinary course in all material respects and (ii) use reasonable best efforts to maintain and preserve intact the business organization, assets, properties and business relations of the Sponsor and the SPAC.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Sponsor and the SPAC each shall, except in each case as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 6.1(b) of the SPAC Disclosure Schedules or as consented to in writing by Investor, not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of the Sponsor or the SPAC or repurchase or redeem any outstanding Equity Securities of the Sponsor or the SPAC;

(ii) (A) merge, consolidate, combine or amalgamate the Sponsor or the SPAC with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii) adopt any amendments, supplements, restatements or modifications to the Organizational Documents of the Sponsor or the SPAC, except as expressly contemplated by this Agreement, any Ancillary Document or the New Partnership Agreement;

(iv) transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of the Sponsor or the SPAC or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating the Sponsor or the SPAC to issue, deliver or sell any Equity Securities of the Sponsor or the SPAC, as applicable, except as expressly contemplated by this Agreement, any Ancillary Document or the New Partnership Agreement;

23

(v) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than the reimbursement of expenses of employees in the ordinary course of business;

(vi) make, change or revoke any material Tax election, adopt or change any material method of Tax accounting or change any accounting period, enter into any material Tax closing agreement, settle or compromise any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment;

(vii) enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $10,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on the Sponsor or the SPAC (or the Investor or any of its Affiliates after the Closing);

(viii) change the methods of accounting of the Sponsor or the SPAC in any material respect, other than changes that are required by Law or GAAP;

(ix) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving the Sponsor or the SPAC; or

(x) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 6.1.

Section 6.2 Exclusive Dealings. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Sponsor and the SPAC shall not, and shall each cause their respective Representatives not to, directly or indirectly: (a) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (b) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Acquisition Proposal; (c) enter into any Contract or other arrangement or understanding regarding a SPAC Acquisition Proposal; (d) prepare or make any filings with the SEC in connection with a public offering of any Equity Securities or other securities of the Sponsor or the SPAC (or any Affiliate or successor thereto); or (e) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than the Investor or any of its Affiliates) to do or seek to do any of the foregoing. The Sponsor agrees to (i) notify the Investor promptly upon receipt of any SPAC Acquisition Proposal by the Sponsor or the SPAC, and to describe the material terms and conditions of any such SPAC Acquisition Proposal in reasonable detail (including the identity of the Persons making such SPAC Acquisition Proposal) and (ii) keep the Investor reasonably informed on a current basis of any modifications to such offer or information.

24

Section 6.3 SPAC Shares Listing. From the date hereof through the Closing, the SPAC shall use all reasonable efforts to cause the SPAC to remain listed as a public company on, and for the SPAC Class A Common Shares and SPAC Warrants to be listed on, Nasdaq.

Section 6.4 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement. Each Party shall promptly inform the other Party of any communication between any such Party, on the one hand, and any Governmental Entity, on the other hand, and shall promptly inform the other Party of any communication between such Party, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement, any Ancillary Document or the New Partnership Agreement.

(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, each Party shall give the other Party a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement, the Ancillary Documents or the New Partnership Agreement. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 6.4 conflicts with any other covenant or agreement in this Article VI that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

Section 6.5 Tax Matters.

(a) In connection with the transactions contemplated by this Agreement, the Sponsor shall increase or decrease the capital accounts of its partners in accordance with the rules of U.S. Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g) to reflect a revaluation of Sponsor property, in each case at the direction of and controlled by Investor.

(b) Without the prior written consent of Investor, Sponsor shall not (i) make any election or take any other action that would cause Sponsor to lose its status as a partnership for U.S. federal income tax purposes or (ii) make, or refrain from making, any tax election or other decision relating to taxes that would reasonably be expected to have an adverse impact on Investor. Sponsor shall make an election under Section 6226 of the Code in respect of any imputed underpayment with respect to the Sponsor for any taxable period (or portion thereof) ending on or prior to January 3, 2023.

25

(c) Sponsor has never, and without the prior written consent of Investor shall not, conduct any activity or take any action that would result in the Sponsor or its direct or indirect beneficial owners (i) incurring any income that is effectively connected with the conduct of a U.S. trade or business or being treated as engaged in a U.S. trade or business, in each case within the meaning of any applicable provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), including by reason of Section 897 of the Code, (ii) incurring “unrelated business taxable income” within the meaning of Section 512 and 514 of the Code or (iii) being treated as engaged in “commercial activity” or incurring income derived from a “commercial activity” each as defined in Section 892 of the Code.

(d) The Sponsor shall promptly pay when due all transfer, documentary, sales, use, stamp, registration, notarial, filing, recording and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement.

Section 6.6 Termination of Related Party Contracts; Certain Commercial Agreements.

(a) Prior to the Closing, the Sponsor and the SPAC shall each (i) terminate all SPAC Related Party Contracts and Sponsor Related Party Contracts with no further liability to the Sponsor or the SPAC respectively and (ii) terminate all commercial arrangements, Contracts and agreements with any third party (except as set forth on Section 7.2(k) of the SPAC Disclosure Schedules, the “Terminated Commercial Arrangements”) and make any payments due thereunder such that there is no further liability to the SPAC or Sponsor, respectively, and (iii) settle all debts and liabilities of the Sponsor and the SPAC (including by using cash in the operating account of either the Sponsor or the SPAC); in each case of clauses (i), (ii) and (iii) in form and substance reasonably satisfactory to the Investor. Following the settlement and termination of the liabilities contemplated by this Section 6.6, (A) the SPAC shall have no further liabilities except as set forth on Section 6.6 of the SPAC Disclosure Schedules and (B) the Sponsor shall have no further liabilities except as set forth on Section 6.6 of the SPAC Disclosure Schedules (such remaining liabilities, collectively, the “Vendor Fees”).

(b) Following the Closing, Sponsor shall use its reasonable efforts to assist the Investor to seek a reduction of the Vendor Fees set forth on Section 6.6 of the SPAC Disclosure Schedules. To the extent any reduction is achieved, Investor shall cause the surviving public company in the Business Combination to pay Sponsor or its designees, at the closing of a Business Combination, the equivalent amount of such reduction, in the same form of payment (whether cash, securities, or a combination of both) as such Vendor Fees are paid. To the extent the Vendor Fees or any other costs or liabilities of the SPAC or Sponsor are either not disclosed in Section 6.6 of the SPAC Disclosure Schedules or exceed $550,000 in the aggregate, Sponsor will cause the Original Limited Partners (as such term is defined in the New Partnership Agreement) to pay such amount to the Investor in the form of partnership interests held by the Original Limited Partners representing an equivalent number of Founder Shares, valued at $10.00 per Founder Share, as such terms will be set forth in the New Partnership Agreement.

26

Section 6.7 .SPAC Shareholders Meeting.

(a) SPAC shall duly convene and hold a meeting of its shareholders (the “Shareholders Meeting”) in accordance with the Organizational Documents of the SPAC, for the purposes of obtaining the Required SPAC Shareholder Approvals and providing the SPAC Shareholders with the opportunity to elect to effectuate a redemption of SPAC Class A Common Shares in connection therewith, and Investor shall have the right to consent to the content of all such communications, filings and materials in connection therewith. Notwithstanding the foregoing or anything to the contrary herein, SPAC may only adjourn the Shareholders Meeting with the Investor’s prior written consent. In addition, notwithstanding the foregoing or anything to the contrary herein, SPAC may only amend or supplement the definitive proxy statement (to be filed by the SPAC with the SEC on or about April 27, 2023, and mailed to SPAC Shareholders), including by filing an 8-K with any information in connection therewith, with the Investor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed to the extent such supplement or filing is required by applicable Law.

(b) If the Required SPAC Shareholder Approvals are obtained at the Shareholders Meeting, then immediately following the conclusion of the Shareholders Meeting, SPAC and Sponsor shall cause holders of Class B Common Shares to convert an aggregate of 4,312,499 Class B Common Shares (the “Class B Conversion Shares”) into 4,312,499 Class A Common Shares in order to support the Extension and related redemption of SPAC Class A Common Shares.

Section 6.8 Public Filings and Announcements. Prior to the Closing, the SPAC will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws; provided that none of the SPAC, the Sponsor nor any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Investor, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.9 Expenses. Prior to the Closing, neither the SPAC nor the Sponsor shall incur any fees, expenses and other amounts incurred by or on behalf of, and that are due and payable, by the SPAC or the Sponsor in connection with the transactions contemplated hereby, other than those expressly contemplated by.

Section 6.10 No Survival of Representations and Warranties. Except in each case for fraud, none of the representations or warranties in this Agreement or in any document or instrument delivered pursuant to this Agreement, shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 6.10 nor anything else in this Agreement to the contrary shall limit the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part at, as of or after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms.

27

Section 6.11 Post-Closing Board of Directors; Post-Closing Officers; D&O Insurance and Miscellaneous.

(a) The Parties will take all necessary action, including causing the directors of the SPAC to resign, so that effective as of the Closing, the SPAC’s board of directors (the “Post-Closing SPAC Board”) will consist of five (5) individuals, two (2) of which will be designated and appointed by the Investor on or prior to the Closing, and three (3) of which will be designated and appointed by the Investor on or after the Closing. The SPAC and the Sponsor will take all necessary action to cause each of SPAC’s existing board of directors to resign, in the case of David Gershon and Ron Golan, upon the Closing, and in the case of all other directors, following the Closing and upon expiration of all applicable waiting periods under Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 thereunder (the “14F Waiting Period”).

(b) The Parties will take all necessary action, including causing the current executive officers of the SPAC to resign, so that effective as of the Closing, the chairman and chief executive officer will be Calvin Kung and the chief financial officer will be Tommy Wong.

(c) On or prior to the Closing Date, Investor and Sponsor shall cause the SPAC to extend its existing director and officer liability insurance policy and/or enter into a new director and officer liability insurance policy to provide coverage for the SPAC’s resigning directors and officers in addition to its Post-Closing SPAC Board and post-Closing executive officers, provided that the continued coverage for the SPAC’s resigning directors and officers will be on no better terms than that chosen by Post-Closing SPAC Board and post-Closing executive officers as described in Sections 6.11(a) and (b) herein (the “New D&O Insurance Policy”).

(d) Effective as of Closing, access to the SPAC’s bank account(s) shall be transferred to Investor and/or its designees.

Article VII

CLOSING CONDITIONS

Section 7.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect; and

(b) the Required SPAC Shareholder Approvals shall have been obtained.

28

Section 7.2 Conditions to the Obligation of the Investor. The obligation of the Investor to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Investor of the following further conditions:

(a) (i) the SPAC Fundamental Representations (other than the representations and warranties set forth in Section 3.2, Section 4.2 and the first sentence of Section 3.8) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2 and Section 4.2 shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in the first sentence of Section 3.8 shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) and (iv) the representations and warranties of set forth in Article III and Article IV (other than the SPAC Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Material Adverse Effect;

(b) the SPAC and the Sponsor shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the SPAC and the Sponsor under this Agreement at or prior to the Closing, as applicable;

(c) since the date of this Agreement, no Material Adverse Effect has occurred;

(d) the SPAC shall continue to be listed on Nasdaq through the Closing (including following any redemptions in connection with the Required SPAC Shareholder Approvals and the Extension);

(e) the Sponsor shall have delivered to the Investor a fully executed copy of the New Partnership Agreement, executed by Finnovate Sponsor LLC, Meitav Dash, Jonathan Ophir, and a majority-in-interest of the limited partners of the Sponsor;

(f) the Sponsor shall have delivered to the Investor executed stock powers from the SPAC Independent Directors authorizing the transfer of an aggregate of 61,875 Founder Shares held by the SPAC Independent Directors to Investor or its designee, and the SPAC shall have delivered to its transfer agent all necessary documentation to effect such transfer;

29

(g) the Sponsor and SPAC shall have delivered to the Investor written confirmation, in a form reasonably acceptable to the Investor, that the New D&O Insurance Policy is in effect;

(h) Immediately after the conclusion of the Shareholders Meeting, holders of Class B Common Shares shall have delivered conversion notices to the SPAC to convert their Class B Conversion Shares into an aggregate of 4,312,499 Class A Common Shares, and the SPAC shall have delivered to the SPAC’s transfer agent instructions for all of such Class B Conversion Shares to be re-issued as Class A Common Shares;

(i) the Extension Proposal (and related disclosure in the Proxy) which has been approved by the SPAC Shareholders requires no more than the lesser of $100,000 or $0.033 for each Class A Common Share not redeemed in connection with the Shareholders Meeting, to be deposited into the Trust Account by the SPAC for each month of extension past the Initial Termination Date, unless otherwise agreed in writing by the Investor (such amount to be deposited in accordance with this Section 7.2(i) the “Trust Account Deposit Amount”);

(j) the Trust Account has a balance of at least $30.0 million after redemptions in connection with the Shareholders Meeting and prior to the deposit of the Initial Investment Contribution;

(k) the SPAC shall have delivered to the Investor evidence of the termination of the SPAC Related Party Transactions and Sponsor Related Party Transactions and the Terminated Commercial Arrangements, in form and substance reasonably agreed by the Investor (other than as set forth on Section 7.2(k) of the SPAC Disclosure Schedules);

(l) the SPAC shall have delivered to the Investor irrevocable commitments to resign from each of the directors and officers of the SPAC, each such resignation letter to be effective (x) with respect to David Gershon, Ron Golan, Jonathan Ophir and Uri Chaitchik, as of the Closing, and (y) with respect to the Independent Directors, upon the expiration of the 14F Waiting Period;

(m) Access to the SPAC’s bank account(s) shall have been transferred and assigned to Investor and/or its designees;

(n) The Sponsor shall have delivered to the Investor a fully executed copy of the Sponsor Commitment Letter;

(o) SPAC shall have delivered to the Investor a fully executed copy of a letter agreement with EarlyBirdCapital, Inc., in the form attached hereto as Exhibit B; and

(p) at or prior to the Closing, the SPAC and the Sponsor shall have delivered, or caused to be delivered, to the Investor a certificate duly executed by an authorized officer of the SPAC and an authorized officer of the Sponsor, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) are satisfied, in a form and substance reasonably satisfactory to the Investor.

30

Section 7.3 Conditions to the Obligation of the SPAC and the Sponsor. The obligations of the SPAC and the Sponsor to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Investor of the following further conditions:

(a) the representations and warranties of the Investor contained in Article V shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, has not had or would not reasonably be expected to have material adverse effect on the ability of the Investor to consummate the transactions contemplated hereby;

(b) the Investor shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Investor under this Agreement at or prior to the Closing;

(c) the Investor shall have delivered to the Sponsor an executed counterpart of the New Partnership Agreement duly executed by the Investor; and

(d) at or prior to the Closing, the Investor shall have delivered, or caused to be delivered, to the SPAC and the Sponsor a certificate duly executed by an authorized officer of the Investor, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a) and Section 7.3(b) are satisfied, in a form and substance reasonably satisfactory to the Investor.

Article VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of the Investor and the Sponsor;

(b) by either the Investor or the Sponsor, if the Required SPAC Shareholder Approvals shall not have been obtained upon a vote taken thereon at a duly convened meeting of the SPAC Shareholders (including any adjournment or postponement thereof);

(c) by the Investor, if prior to the receipt of the Required SPAC Shareholder Approvals, the Investor has determined that the amount of redemptions in connection with the Election will be too high in order for the SPAC to remain listed on Nasdaq;

(d) by the Investor, if any of the representations or warranties set forth in Article III or Article IV shall not be true and correct or if the SPAC or the Sponsor has failed to perform any covenant or agreement on the part of such Person set forth in this Agreement such that the condition to Closing set forth in either Section 7.2(a) or Section 7.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within ten (10) days after written notice thereof is delivered to the Sponsor by the Investor; provided, however, that this Agreement may not be terminated pursuant to this Section 8.1(d) if the Investor is then in breach of representations, warranties, covenants or agreements set forth in this Agreement, which breach by the Investor would cause any condition set forth in Section 7.3(a) and Section 7.3(b) not to be satisfied; or

31

(e) by the SPAC or the Sponsor, if any of the representations or warranties set forth in Article V shall not be true and correct or if the Investor has failed to perform any covenant or agreement on the part of such Person set forth in this Agreement such that the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within thirty (30) days after written notice thereof is delivered to the Investor by the Sponsor or the SPAC; provided, however, that this Agreement may not be terminated pursuant to this Section 8.1(e) if the Investor is then in breach of representations, warranties, covenants or agreements set forth in this Agreement, which breach by the Investor would cause any condition set forth in Section 7.2(a) and Section 7.2(b) not to be satisfied.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, (a) this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of the Parties and their respective Representatives) with the exception of this Section 8.2, Section 5.10, Section 6.9, Section 6.10, Article IX and Article I (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 8.1 shall not affect any liability on the part of any Party for any willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud.

Article IX

MISCELLANEOUS

Section 9.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to the Investor:

Sunorange Limited
Start Chambers, Wickham’s Cay II
P. O. Box 2221, Road Town
Tortola, British Virgin Islands

Attention:	Calvin Kung
Email:	calvin@estonecapital.com

32

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105

Attention:	Barry I. Grossman and Jessica S. Yuan
Email:	bigrossman@egsllp.com
jyuan@egsllp.com

If to the SPAC:

Address:

Finnovate Acquisition Corp.

The White House

20 Genesis Close, George Town

Grand Cayman KY1 1208, Cayman Islands

Attention:	David Gershon
Email:	david@gershon.com

If to the Sponsor (prior to the Closing):

Address:

MWE Corporate Services, LLC

1007 North Orange Street, 10TH Floor,

Wilmington DE 19801

Attention:	David Gershon
Email:	david@gershon.com

With a copy to (which shall not constitute notice):

Address:	Milkwood GC Services Limited
Attention:	Andrew Case
Email:	andrew@milkwoodgc.com

Section 9.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Parties. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

33

Section 9.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement shall not be assignable by operation of law or otherwise without the written consent of the non-assigning Parties.

Section 9.4 Governing Law. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 9.5 Consent to Jurisdiction; Venue; Waiver of Jury Trial.

(a) EACH PARTY HERETO IRREVOCABLY AGREES AND CONSENTS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR TO THE EXTENT SUCH COURT SHALL DECLINE TO ACCEPT, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE, WITH RESPECT TO ALL MATTERS RELATING TO THIS AGREEMENT AND TO THE TRANSACTIONS, WAIVES ALL OBJECTIONS BASED ON LACK OF VENUE AND FORUM NON CONVENIENS AND IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF ALL SUCH COURTS.

(b) THE PARTIES HERETO FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS SET FORTH IN Section 9.1, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.5(c).

34

Section 9.6 Entire Agreement. This Agreement, the Ancillary Documents and the New Partnership Agreement, together with the exhibits and schedules hereto (including the Disclosure Schedules) and thereto, constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties and/or their respective Affiliates with respect to the subject matter of this Agreement.

Section 9.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 9.9 Counterparts; Electronic Signatures. This Agreement (including any of the closing deliverables contemplated hereby) and each Ancillary Document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document by email, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 9.10 No Third-Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any Person any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a Party (including any director, officer, employee, incorporator, stockholder, controlling Person, manager, member, general partner, limited partner, principal or other agent of any Party, in its own capacity as such or in bringing a derivative action on behalf of such Party), shall have standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

Section 9.11 Enforcement of Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in each case without posting a bond or undertaking and without proof of damages, in the Court of Chancery of the State of Delaware (or, to the extent such court shall decline to accept, any state or federal court located in the State of Delaware), this being in addition to any other remedy to which the Parties are entitled at Law or in equity. Additionally, each Party irrevocably waives any defenses based on adequacy of any other remedy, whether at Law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor.

35

Section 9.12 Terms and Usage Generally. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) financial terms shall have the meanings given to such terms under GAAP, unless otherwise specified herein; (f) references to “$” or “dollar” or “US$” shall be references to United States dollars; (g) the word “or” is disjunctive but not necessarily exclusive; (h) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (i) the word “day” means calendar day, unless Business Day is expressly specified; (j) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (k) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (l) all references to any Law or Contract will be to such Law or Contract as amended, supplemented or otherwise modified from time to time; and (m) the words “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary course of such business in all material respects that is materially consistent with past practice. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 9.13 No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 9.14 Trust Account. The Investor understands that, as described in the final prospectus of the SPAC, dated as of November 3, 2021 and filed with the U.S. Securities and Exchange Commission (File No. 333-260261) on November 4, 2021 (the “Prospectus”), the SPAC has established the Trust Account containing the proceeds of the IPO and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC Class A Shares in connection with the consummation of a business combination transaction or in connection with an extension of its deadline to consummate a business combination transaction, (b) to the Public Shareholders if SPAC fails to consummate a business combination transaction within eighteen (18) months after the closing of the IPO, subject to extension by an amendment to SPAC’s Governing Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses or (d) to SPAC after or concurrently with the consummation of a business combination transaction. For and in consideration of Sponsor entering into this Agreement and discussions with the Investor regarding the possible transactions contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Investor nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Investor on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Investor or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever. The Investor agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Sponsor to induce the SPAC and the Sponsor to enter into this Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable against the Investor and each of its Affiliates under applicable Law. The provisions of this paragraph shall survive termination of this Agreement.

* * * * *

36

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

SUNORANGE LIMITED

By:	/s/ Wong Wang Chiu
Name:	Wong Wang Chiu
Title:	Director

FINNOVATE ACQUISITION CORP.

By:	/s/ David Gershon
Name:	David Gershon
Title:	Director

FINNOVATE SPONSOR, LP

By:	FINNOVATE SPONSOR LLC
By:	/s/ David Gershon
Name:	David Gershon
Title:	Managing Member

37

[Add Schedules]

38